EXHIBIT 15

August 3, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 3, 2009 on our review of interim financial information of Barnes Group Inc. for the three month and six-month periods ended June 30, 2009 and June 30, 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 is incorporated by reference in its Registration Statement on Form S-8 (Nos. 002-56437, 333-27339, 333-88518, 333-133597, 333-140922, 333-150741 and 333-154701).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut